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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
CNB Bancshares, Inc.:

We consent to the incorporation by reference in registration statement No. 333-14413 on Form S-3, in registration statement No. 333-46837 on Form S-4 and in the below scheduled Form S-8 registration statements of our report dated January 14, 1998, and appearing on page 58 of the Annual Report to Shareholders, on the consolidated financial statements of CNB Bancshares, Inc. and subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997.

                                                                  Commission
                                                                     File
                                                                    Number
                                                                    ------

Indiana Bancshares, Inc. 1990 Stock Option Plan                    33-47898

CNB Bancshares, Inc. 1992 Incentive Stock Option Plan              33-45929

Citizens Incentive Savings Plan                                    33-41514

King City Federal Savings Bank 1986 Stock Option and
     Incentive Plan                                                33-89658

King City Federal Savings Bank 1993 Stock Option and
     Incentive Plan                                                33-89722

UF Bancorp, Inc. 1991 Stock Option and Incentive Plan              33-61685

CNB Bancshares, Inc. 1995 Stock Incentive Plan                     33-60431

CNB Bancshares, Inc. Associate Stock Option Plan                  333-38907



/s/ KPMG Peat Marwick, LLP
St. Louis, Missouri
March 20, 1998